Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 33-82040) of Main Place Funding LLC of our report dated March 30, 1998 appearing on page 6 of Main Place Real Estate Investment Trust's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
January 6, 1999